TRIMBLE NAVIGATION LIMITED
                                  EXHIBIT 11.1



                 Computation of Earnings (Loss) Per Common Share

                                                           Three Months Ended
                                                                March 31,
                                                       -------------------------
                                                           1997           1996
--------------------------------------------------------------------------------
(In thousands, except per share data)

PRIMARY EARNINGS (LOSS) PER COMMON SHARE

 Computation of common and common
   equivalent shares outstanding:
          Common stock outstanding                         22,066        21,679
          Common stock options                                308             -
          Common stock warrants                                60             -

 Total weighted average common                          ---------     ---------
 and dilutive common equivalent shares outstanding         22,434        21,679
                                                        =========     =========


                                                        ---------     ---------
 Net income (loss)                                         $1,429       ($1,146)
                                                        =========     =========


 Primary earnings (loss) per share                          $0.06        ($0.05)
                                                        =========     =========


FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE

 Computation of common and common
   equivalent shares outstanding:
          Common stock outstanding                         22,066        21,679
          Common stock options                                308             -
          Common stock warrants                                60             -

Total weighted average common                           ---------     ---------
 and dilutive common equivalent shares outstanding         22,434        21,679
                                                        =========     =========


                                                        ---------     ---------
 Net income (loss)                                         $1,429       ($1,146)
                                                        =========     =========


 Fully diluted earnings (loss) per share                    $0.06        ($0.05)
                                                        =========     =========


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